Exhibit 99.1

Wrap Technologies Announces Appointment of Gerald “Jerry” Ratigan as Chief Financial Officer

New Leadership Team Brings Big Four Discipline, International Reach, and Public Company Rigor to Promote Wrap’s Financial and Operational Performance

MIAMI, FL — June 24, 2025 — Wrap Technologies, Inc. (NASDAQ: WRAP) (“Wrap” or, the “Company”), a global pioneer in innovative public safety technologies and services, today announced the appointment of Gerald “Jerry” Ratigan, seasoned finance executive, as the Company’s new Chief Financial Officer.

Mr. Ratigan brings over 20 years of experience leading financial strategy across public companies, capital markets, investment banking and performance-focused advisory roles. Mr. Ratigan’s background includes extensive work in both international and domestic publicly traded environments, where Mr. Ratigan has consistently driven financial modernization and organizational agility.

Mr. Ratigan has demonstrated exceptional ability in scaling finance operations, transforming reporting ecosystems and guiding companies through pivotal milestones—including M&A transactions and enterprise-wide digital transformations.

Mr. Ratigan’s diverse career spans Big Four public accounting, Fortune 500 audit leadership, and C-suite roles in high-growth sectors such as gaming, fintech, travel and entertainment. Most recently, Mr. Ratigan served as the Senior Vice President of Accounting and Controls—and later as Acting Chief Financial Officer—at The Gearbox Entertainment Company. In this role, Mr. Ratigan led financial operations through a critical phase that culminated in a successful acquisition by Take-Two Interactive.

Mr. Ratigan’s leadership encompassed building the finance function from the ground up, post-merger integration, ERP implementation, ESG reporting and consolidating multi-entity operations across geographies and currencies.

Prior to Gearbox, Mr. Ratigan served as Senior Director of Accounting and Financial Reporting at Entertainment Benefits Group (a Creative Artists Agency company), where Mr. Ratigan managed global accounting and audit operations. Mr. Ratigan also held Chief Accounting Officer and Chief Audit Executive roles at MoneyOnMobile, Inc. (MOMT), where Mr. Ratigan led public filings, investor communications and SEC compliance—supporting uplisting efforts and complex carve-outs related to divestitures.

Earlier in Mr. Ratigan’s career, Mr. Ratigan served as Director of SEC Financial Reporting at Prestige Cruise Holdings (acquired by Norwegian Cruise Line), overseeing public filings, XBRL tagging and IPO readiness. At Cooper Industries (later acquired by Eaton), Mr. Ratigan led internal audit efforts, implementing global audit strategies and streamlining post-acquisition integration.

Mr. Ratigan began his career at KPMG and Grant Thornton, quickly distinguishing with international assignments and national training roles. Mr. Ratigan’s global experience spans work in the U.S., Mexico, China, the U.K., India, Germany, Australia, Bahrain, Thailand and Sweden.

An advocate for ethics, compliance, and professional development, Mr. Ratigan currently serves on the Global Board of Directors for the Institute of Management Accountants (IMA), contributes to COSO’s new corporate governance framework, and sits on the Global Advisory Board of The CFO Alliance, offering insight on capital markets and economic trends.

Mr. Ratigan holds a Bachelor of Business Administration in Accounting and Finance from the University of Miami and an MBA in Data Analytics from Louisiana State University–Shreveport. Mr. Ratigan is a Certified Public Accountant (CPA) in Texas, a Certified Management Accountant (CMA), and holds credentials in Strategy and Competitive Analysis (CSCA) and Production and Inventory Management (CPIM).

“Across every role, Jerry has brought a distinctive blend of technical excellence, operational leadership and strategic vision. His work has consistently aligned financial operations with long-term value creation, enabled agility in complex environments, and driven measurable outcomes that build stockholder confidence and enterprise growth. We believe Jerry’s operational experience in capital markets and public accounting make him the right choice to align Wrap’s financial operations with its long-term strategy,” said Scot Cohen, Chief Executive Officer of Wrap.

“This appointment emphasizes Wrap’s readiness for accelerating adoption and growing market interest. We believe Jerry’s leadership will help drive product scale, ensure accountability, and position Wrap to maximize the commercial opportunities of its expanding portfolio,” said Jared Novick, President and Chief Operating Officer of Wrap.

“I am both honored and inspired to join Wrap at this defining moment,” said Mr. Ratigan. “The Company is delivering powerful solutions at the intersection of technology, public safety and compassion. I look forward to contributing to our mission while advancing a disciplined financial strategy that strengthens our foundation and creates sustainable stockholder value.”

Louis Springer Elevated to Vice President of Finance to Support Financial Operational Scale

Louis Springer’s promotion from Corporate Development to Vice President of Finance reflects both Wrap’s deep bench of internal talent and its disciplined focus on scaling operations with continuity and precision. Over the past 18 months, Mr. Springer played a central role in enacting the operational elements of Wrap’s cost-cutting initiatives and supporting broader organizational change. We believe his background in financial services, investment banking, and public company capital markets further strengthens Wrap’s ability to align day-to-day financial operations with long-term stockholder value creation.

“Louis Springer has proven himself over the years with Wrap,” said Chief Executive Officer of Wrap, Mr. Cohen. “He’s earned his spot as Vice President of Finance and will continue to anchor our fiscal strategy under Mr. Ratigan’s leadership—bringing both stability and forward momentum that we believe benefits all stakeholders.”

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About Wrap Technologies, Inc.

Wrap Technologies, Inc. (Nasdaq: WRAP) a global leader in innovative public safety technologies and non-lethal tools, delivering cutting-edge technology with exceptional people to address the complex, modern day challenges facing public safety organizations.

Wrap’s BolaWrap® 150 solution leads the world in pre-escalation and beyond, providing law enforcement with a safer choice for nearly every phase of a critical incident.

This innovative, patented device deploys a multi-sensory, cognitive disruption that leverages sight, sound and sensation to expand the pre-escalation period and give officers the advantage and critical time to manage non-compliant subjects before resorting to higher-force options. The BolaWrap® 150 is a not pain-based- compliance. It does not shoot, strike, shock, or incapacitate—instead, it helps officers strategically operate pre-escalation on the force continuum, reducing the risk of injury to both officers and subjects. Used by over 1,000 agencies across the U.S. and in 60 countries, BolaWrap® is backed by training certified by the International Association of Directors of Law Enforcement Standards and Training (IADLEST), reinforcing Wrap’s commitment to public safety through cutting-edge technology and expert training.

Wrap Reality® VR is a fully immersive training simulator to enhance decision-making under pressure.

As a comprehensive public safety training platform, it provides first responders with realistic, interactive scenarios that reflect the evolving challenges of modern law enforcement. By offering a growing library of real-world situations, Wrap Reality® equips officers with the skills and confidence to navigate high stakes encounters effectively, leading to safer outcomes for both responders and the communities they serve.

WrapVision is an all-new body-worn camera and evidence management system built for efficiency.

Designed for efficiency, security, and transparency to meet the rigorous demands of modern law enforcement, WrapVision captures, stores and helps manage digital evidence, with operational security, regulatory compliance and superior video picture quality and field of view.

The WrapVision camera, powered by IONODES boasts cloud integration and adheres to Trade Agreements Act (TAA) compliance requirements and GSA schedule contracts requirements. Crucially, unlike many competitor devices manufactured overseas in foreign, non-compliant, and possibly hostile regions, WrapVision is built in North America, promoting unparalleled data integrity and reducing critical concerns over unauthorized access or foreign surveillance risks.

Trademark Information

Trademark Information Wrap, the Wrap logo, BolaWrap®, Wrap Reality® and Wrap Training Academy are trademarks of Wrap Technologies, Inc., some of which are registered in the U.S. and abroad. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s expectations related to the appointment of the new Chief Financial Officer, the expected benefits of the acquisition of W1 Global, LLC, the Company’s ability to maintain compliance with the Nasdaq Capital Market’s listing standards; the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce products for its customers; the Company’s ability to develop sales for its products; the market acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solutions; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the United States; the ability to obtain patents and defend intellectual property against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations Contact:

(800) 583-2652

ir@wrap.com